SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.   )

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Check the appropriate box:

[ ] Preliminary Proxy Statement

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[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  Mercantile Bankshares Corporation
         ------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                  Mercantile Bankshares Corporation
         ------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement)

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PAGE


                       MERCANTILE BANKSHARES CORPORATION
                               TWO HOPKINS PLAZA
                           BALTIMORE, MARYLAND 21201

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Mercantile Bankshares Corporation ("Mercshares") will be held at 10:30 a.m. on April 26, 1995, in the Boardroom of Mercantile-Safe Deposit and Trust Company, Two Hopkins Plaza, Baltimore, Maryland, for the following purposes:

     1. To elect Directors to serve until the next Annual Meeting of Stockholders, and until their successors are elected and have qualified.

     2. To ratify the appointment of Coopers & Lybrand, L.L.P. as independent public accountants to audit the financial statements of Mercshares for 1995.

     3. To transact such other business as may be properly brought before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 17, 1995, will be entitled to receive notice of, and vote at, this meeting.

     These matters are explained more fully in the enclosed Proxy Statement.

EACH STOCKHOLDER IS CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT AND TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                         JOHN A. O'CONNOR, JR.
                                            Senior Vice President and Secretary

Dated: March 24, 1995

PAGE

                       MERCANTILE BANKSHARES CORPORATION
                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by Mercantile Bankshares Corporation ("Mercshares") to be used in voting at the Annual Meeting of Stockholders on April 26, 1995, and at any adjournments thereof.

     Holders of shares of Common Stock of Mercshares ("Common Stock") of record at the close of business on March 17, 1995, will be entitled to vote at the meeting. The number of shares of outstanding Common Stock as of January 31, 1995, entitled to vote is 48,114,138 shares. The Common Stock is entitled to one vote per share.

     Unless otherwise instructed, it is intended that the shares represented by valid proxies will be voted for the election of the 17 persons named below as nominees to serve as Directors until the next Annual Meeting of Stockholders, and until their successors are elected and have qualified, and for the ratification of the appointment of auditors.

     Mercantile-Safe Deposit and Trust Company ("Merc-Safe"), a wholly-owned affiliate of Mercshares, is a trust company located at Two Hopkins Plaza, Baltimore, Maryland. Various trusts, estates and other accounts as to which Merc-Safe acts in some fiduciary capacity hold shares of Common Stock. There is set forth below certain information with respect to those holdings, as of January 31, 1995, as to which Merc-Safe may be considered a "beneficial owner" (for purposes of reports filed pursuant to requirements of certain federal securities laws), because of its power to vote or direct the voting of, or to dispose of or direct the disposition of, such shares, even though, in some instances, it shares those powers with co-fiduciaries and others.

     The total number of shares of Common Stock as to which Merc-Safe may be deemed a "beneficial owner," because of voting power, investment power, or both, is set forth below:



                                                                               Shares       Percent
                                                                            ------------  -----------
Number of Shares and Percent of Shares Outstanding........................     2,184,064        4.54


     As to the shares set forth above, the breakdown of voting and investment power held by Merc-Safe is indicated below:



                                                                               Shares       Percent
                                                                            ------------  -----------
Number and Percent of Shares with:

Sole Voting Power (1).....................................................       726,363        1.51
Shared Voting Power.......................................................     1,019,569        2.12
Sole Investment Power (2).................................................       553,193        1.51
Shared Investment Power...................................................     1,505,528        3.13


---------------
(1) Includes certain revocable accounts where grantors or principals have delegated full voting rights, but have the right to rescind those delegations or terminate the accounts.

(2) Includes certain accounts where the sole investment discretion is subject to court approval or ratification.

     In addition, as of January 31, 1995, various fiduciary accounts administered by Fredericktown Bank & Trust Company ("Fredericktown") and The National Bank of Fredericksburg ("Fredericksburg"), wholly-owned affiliates of Mercshares, held in the aggregate 237,256 shares of Common Stock. Of these shares, those affiliates have sole voting power as to 61,043 shares, sole investment power as to 128,829 shares and shared investment power as to 108,427 shares. Together, the foregoing holdings of Merc-Safe, Fredericktown and Fredericksburg, as fiduciaries, amount to 2,421,320 shares or 5.03 percent of the outstanding common stock of Mercshares as of January 31, 1995.

     Under law, a corporate fiduciary is entitled to vote shares of stock outstanding in its name as a fiduciary either in person or by proxy, unless the instrument appointing the fiduciary directs otherwise.

     It is expected that Merc-Safe, Fredericktown and Fredericksburg will vote those shares with respect to which they have sole voting authority and those shares with respect to which they vote with a co-fiduciary, where such co-fiduciary also executes a proxy, for election as Directors the 17 persons named in this Proxy Statement, and for the ratification of the appointment of auditors.

     Except as indicated above, to the best of the knowledge of the management of Mercshares, no person owns beneficially more than five percent of its outstanding shares.

                             ELECTION OF DIRECTORS

     The Bylaws of Mercshares provide that there shall be 17 Directors.

     The Board of Directors of Mercshares meets regularly five times each year and is subject to call for special meetings. The Board met at its five regular meetings in 1994 and the Executive Committee of the Board of Directors, which is elected annually by the Board and meets when called, met once in 1994. The members of this Committee are indicated in the list of nominees below.

     Generally, the Directors serve until the annual meeting of stockholders next following their election. Officers are elected annually by the Board to serve for such periods of time as the Board determines.

     Mercshares has an Audit Committee and a Compensation Committee which are comprised solely of non-officer Directors and are elected annually by the Board. The members of these Committees are indicated in the list of nominees below. Mercshares has no nominating committee.

     The Audit Committee recommends to the Board the persons or firms to be employed as independent public accountants, consults with the independent public accountants with respect to the scope of their audit, the proposed fee and the reports to be rendered, reviews such audit reports and evaluates the internal audit programs of Mercshares and its affiliates. It is authorized to determine the advisability of engaging the independent public accountants to make and report on special studies, and to examine and consider such other matters as it or the Board deems desirable. The Audit Committee held one meeting in 1994.

     The Compensation Committee performs those functions as are described in the Report of the Compensation Committee. It held five meetings in 1994.

     It is proposed that the persons listed below be elected Directors of Mercshares, to serve until the next Annual Meeting of Stockholders, and until their successors are elected and have qualified. It is not expected that any of the nominees named herein will be unavailable for election, but if a nominee should be unable to serve, the shares represented by the enclosed proxy may be voted for a substitute nominee to be designated by management. Mercshares owns 100% of the capital stock of Merc-Safe. As indicated below, all of the nominees are Directors of Merc-Safe. All nominees previously have been elected Directors of Mercshares by the stockholders.

     The names of the nominees, their ages as of April 26, 1995, their principal occupations and business experience for the past five years, the number of shares of Common Stock deemed under certain federal securities laws to be "beneficially owned" by each as of January 31, 1995, and certain other information, are set forth below. In some instances, "beneficial ownership" of shares may be deemed to exist by reason of voting or investment power even though other persons, such as family members or beneficiaries of trusts, have the economic interest in the shares, and in certain instances "beneficial ownership" may be disclaimed by a nominee.



         Name                 Age                  Information
----------------------------  ---  -------------------------------------------
H. Furlong Baldwin            63   Chairman of the Board and Chief Executive
                                   Officer, Mercshares, and Chairman of the Board and Chief Executive Officer,
                                   Merc-Safe. Mr. Baldwin has been Chairman of the Board of Mercshares since 1984, and has been its Chief Executive Officer since
                                   1976. He has been Chairman of the Board and Chief Executive Officer of Merc-Safe since
                                   1976. Mr. Baldwin is a Director of
                                   Baltimore Gas & Electric Company, Conrail,
                                   Inc., GRC International Inc. and USF&G
                                   Corp. He was elected a Director of
                                   Merc-Safe in 1968.

                                   Elected Director of Mercshares: 1970

                                   Member: Executive Committee

                                   Owns beneficially 173,227 shares of Common
                                   Stock.

Thomas M. Bancroft, Jr.       65   Former Chairman of the Board and Chief
                                   Executive Officer, The New York Racing
                                   Association, Inc. Mr. Bancroft occupied
                                   that position from 1983 until January,
                                   1990. He was elected a Director of
                                   Merc-Safe in 1974.

                                   Elected Director of Mercshares: 1974

                                   Member: Audit Committee

                                   Owns beneficially 7,500 shares of Common
                                   Stock.

Richard O. Berndt (1)         52   Partner, Gallagher, Evelius & Jones, a law
                                   firm engaged in the general practice of
                                   law. Mr. Berndt has been a partner in that firm since 1972. He was elected a Director of Merc-Safe in 1976.

                                   Elected Director of Mercshares: 1978

                                   Member: Audit Committee

                                   Owns beneficially 17,773 shares of Common
                                   Stock.

James A. Block, M.D.          54   President and Chief Executive Officer,
                                   Johns Hopkins Health System and The Johns
                                   Hopkins Hospital. Dr. Block has occupied these positions since July, 1992. Prior thereto, he was President and Chief
                                   Executive Officer of University Hospitals of Cleveland. Dr. Block was elected a Director of Merc-Safe in 1992.

                                   Elected Director of Mercshares: 1992.

                                   Owns beneficially 450 shares of Common
                                   Stock.

         Name                 Age                  Information
----------------------------  ---  -------------------------------------------
George L. Bunting, Jr.        54   President and Chief Executive Officer,
                                   Bunting Management Group, a private
                                   financial management company. Mr. Bunting has occupied this position since July, 1991. Prior thereto, he was Chairman of the Board and Chief Executive Officer of Noxell
                                   Corporation. Mr. Bunting is a Director of
                                   Crown Central Petroleum Corporation, USF&G
                                   Corp. and PHH Corporation. He was elected a Director of Merc-Safe in 1992.

                                   Elected Director of Mercshares: 1992

                                   Owns beneficially 2,000 shares of Common
                                   Stock.

Douglas W. Dodge              62   Vice Chairman of the Board, Mercshares, and
                                   President Merc-Safe. Mr. Dodge has been
                                   Vice Chairman of the Board of Mercshares since 1984 and President of Merc-Safe since
                                   1983. He was elected a Director of
                                   Merc-Safe in 1983.

                                   Elected Director of Mercshares: 1984

                                   Member: Executive Committee

                                   Owns beneficially 49,743 shares of Common
                                   Stock.

Edward K. Dunn, Jr.           59   President, Mercshares, and a Vice Chairman
                                   of the Board, Merc-Safe. Mr. Dunn has
                                   served in those capacities since 1991. From
                                   1988 to 1991, he was Chairman of the
                                   Executive Committee, Mercshares and
                                   Merc-Safe. He was elected a Director of
                                   Merc-Safe in 1988.

                                   Elected Director of Mercshares: 1988

                                   Member: Executive Committee

                                   Owns beneficially 108,419 shares of Common
                                   Stock, including 6,606 shares held by a
                                   trust of which he is a co-trustee, and
                                   15,000 shares held by a foundation of which he is a co-trustee and officer.

B. Larry Jenkins              56   Chairman of the Board, President and Chief
                                   Executive Officer, Monumental Life
                                   Insurance Company, providing individual
                                   life insurance. Mr. Jenkins has served in this capacity since 1983. Since 1992, he has been Senior Vice President of Aegon
                                   USA, Inc., of which Monumental Life
                                   Insurance Company is a subsidiary. Prior thereto, he was Vice President of Aegon
                                   USA, Inc. He was elected a Director of
                                   Merc-Safe in 1983.

                                   Elected Director of Mercshares: 1983

                                   Member: Audit Committee

                                   Owns beneficially 5,100 shares of Common
                                   Stock.

         Name                 Age                  Information
----------------------------  ---  -------------------------------------------
Robert D. Kunisch             53   Chairman of the Board, President and Chief
                                   Executive Officer, PHH Corporation, a
                                   diversified business services company
                                   engaged primarily in providing integrated management services, information products and expense management programs including vehicle fleet management, relocation and real estate services and mortgage banking services. Mr. Kunisch has served in this capacity since 1989. Prior thereto, he was President and Chief Executive Officer. Mr.
                                   Kunisch is a Director of CSX Corporation and GenCorp. He was elected a Director of Merc-Safe in 1984.

                                   Elected Director of Mercshares: 1984

                                   Member: Executive Committee
                                               Audit Committee
                                               Compensation Committee

                                   Owns beneficially 1,500 shares of Common
                                   Stock.

William J. McCarthy (2)       64   Principal, William J. McCarthy, P.C., which
                                   is a partner in Venable, Baetjer and
                                   Howard, LLP, a law firm engaged in the
                                   general practice of law. Either Mr.
                                   McCarthy or his professional corporation has been a member of that firm since 1964.
                                   He was elected a Director of Merc-Safe in 1975.

                                   Elected Director of Mercshares: 1975

                                   Member: Executive Committee

                                   Owns beneficially 1,500 shares of Common
                                   Stock.

Morris W. Offit               58   Chairman of the Board and Chief Executive
                                   Officer, OFFITBANK, a private New York
                                   State bank offering integrated investment management services to individuals, corporations, pensions, trusts and not-for-profit institutions. Mr. Offit has served in this capacity since July, 1990.
                                   Prior thereto, he was President, Offit
                                   Associates, Inc. Mr. Offit is a Director of
                                   Duty Free International, Inc. He was
                                   elected a Director of Merc-Safe in 1984.

                                   Elected Director of Mercshares: 1984

                                   Member: Executive Committee
                                               Compensation Committee

                                   Owns beneficially 92,400 shares of Common
                                   Stock.

         Name                 Age                  Information
----------------------------  ---  -------------------------------------------
Christian H. Poindexter       56   Chairman of the Board and Chief Executive
                                   Officer, Baltimore Gas & Electric Company, an investor-owned diversified gas and electric utility. He has occupied that position since 1993. Prior thereto, Mr.
                                   Poindexter was Vice Chairman of the Board.
                                   He was elected a Director of Merc-Safe in 1987.

                                   Elected Director of Mercshares: 1987

                                   Member: Executive Committee
                                               Compensation Committee

                                   Owns beneficially 1,050 shares of Common
                                   Stock.

William C. Richardson         54   President, Johns Hopkins University. Dr.
                                   Richardson has served in this capacity
                                   since 1990. Prior thereto, he was Executive
                                   Vice President and Provost, Pennsylvania
                                   State University. Dr. Richardson is a
                                   director of CSX Corporation. He was elected a Director of Merc-Safe in 1991.

                                   Elected Director of Mercshares: 1991

                                   Owns beneficially 150 shares of Common
                                   Stock.

Bishop L. Robinson            68   Secretary of The Department of Public
                                   Safety and Correctional Services for the State of Maryland. Mr. Robinson has occupied that position since 1987. Mr.
                                   Robinson was elected a Director of
                                   Merc-Safe in 1989.

                                   Elected Director of Mercshares: 1989

                                   Member: Audit Committee

                                   Owns beneficially 98 shares of Common
                                   Stock.

Donald J. Shepard             48   Chairman of the Board, President and Chief
                                   Executive Officer, Aegon USA, Inc., a
                                   holding company owning insurance and
                                   insurance related companies. Mr. Shepard has occupied the position of President and Chief Executive Officer since 1989. He was elected Chairman of the Board in 1992. Mr.
                                   Shepard is a member of the Executive Board of Aegon, nv. He is a Director of PHH
                                   Corporation. Mr. Shepard was elected a
                                   Director of Merc-Safe in 1992.

                                   Elected Director of Mercshares: 1992

                                   Member: Compensation Committee

                                   Owns beneficially 4,500 shares of Common
                                   Stock.

         Name                 Age                  Information
----------------------------  ---  -------------------------------------------
Brian B. Topping              60   Vice President, Mercshares, and a Vice
                                   Chairman of the Board, Merc-Safe. Mr.
                                   Topping has been Vice President of
                                   Mercshares since 1988. He has served as a Vice Chairman of the Board of Merc-Safe since 1984. Mr. Topping was elected a Director of Merc-Safe in 1983.

                                   Elected Director of Mercshares: 1988

                                   Owns beneficially 54,000 shares of Common
                                   Stock.

Calman J. Zamoiski, Jr.       67   Chairman of the Board, Independent
                                   Distributors, Incorporated, a general
                                   wholesale distributor. Mr. Zamoiski has
                                   occupied that position since April, 1991.
                                   Prior thereto, he was President. He was
                                   elected a Director of Merc-Safe in 1976.

                                   Elected Director of Mercshares: 1978

                                   Member: Executive Committee
                                               Compensation Committee

                                   Owns beneficially 51,800 shares of Common
                                   Stock.


---------------
(1) The firm of Gallagher, Evelius & Jones renders legal services to Merc-Safe and certain accounts of which it is a fiduciary, and certain other Mercshares affiliates.

(2) The firm of Venable, Baetjer and Howard, LLP renders legal services to Mercshares, certain of its affiliates and certain accounts of which Merc-Safe is a fiduciary. It also leases its Baltimore office space from an affiliate of Mercshares.

     All of the Directors have attended 75% or more of the total number of meetings of the Board of Directors and Committees of Mercshares on which they served during 1994 except Mr. Offit who attended four of five Board meetings and three of six Committee meetings.

     Hugh W. Mohler, an executive officer named in the Summary Compensation Table, but who is not a Director or a nominee for election as a Director, owned beneficially on January 31, 1995, 8,263 shares of Common Stock.

     No Director, nominee or officer of Mercshares was the "beneficial owner" of as much as 1.0% of the outstanding shares of Common Stock, as of January 31, 1995. On that date, the Directors, nominees and executive officers of Mercshares as a group owned beneficially 603,908 shares or 1.3% of the shares of Common Stock outstanding. As to certain shares, the Directors, nominees and executive officers had no voting or investment power but the shares were included above because of ownership by family members or trusts for their benefit. As to the shares reported above with respect to which the Directors, nominees and executive officers had or shared voting or investment power, they had sole voting and investment power as to 553,952 shares of Common Stock and shared voting and investment power as to 28,668 shares of Common Stock.

                      REPORT OF THE COMPENSATION COMMITTEE

Overall Policy

     The Board of Directors of Mercshares establishes the overall goals and objectives of Mercshares, and the policies to be followed in pursuing these goals and objectives, including the selection of necessary key management personnel, and the auditing of the performance of those personnel. The major responsibility for assisting in satisfying the compensatory aspect of the overall supervisory duty of the Board rests with the Compensation Committee. The membership of the Compensation Committees (collectively the "Committee") of Mercshares and Merc-Safe, its leading bank affiliate, is identical, composed of independent non-employee directors of both institutions who do not participate in any executive compensation plan. All executive officers of Mercshares are officers of Merc-Safe.

     In order to achieve the overall goals and objectives of Mercshares, and recognizing the interest of the shareholders in that achievement, the Committee, over a number of years, has developed and maintained an executive compensation plan based on a philosophy that links executive compensation both to individual and corporate performance, and return to shareholders. This philosophy enables Mercshares to attract and retain highly motivated executive personnel of outstanding ability and initiative, and to create an identity of interests between executives and Mercshares shareholders. Mercshares' executive compensation plan consists of basic cash compensation, the opportunity for annual incentive compensation based on corporate performance, and continuing stock based compensation, geared to corporate performance. Although Mercshares is well aware that its stock price is subject to the vagaries of the market, and is not necessarily reflective of its sound corporate performance, Mercshares believes that stock based compensation creates another direct link between its executives and its shareholders since such compensation has value only if there is appreciation in Mercshares' stock price.

     The Committee administers the provisions of Mercshares' incentive cash bonus plan and its stock based plans, which are applicable to all affiliates of Mercshares. In addition, the Committee is authorized to make recommendations to the Boards of Mercshares and its affiliates with respect to basic salaries, supplemental pension, deferred compensation, employment and similar agreements affecting their executive officers, and performs such other functions as may be delegated to it by the Boards.

     The Committee takes various factors into consideration when establishing and reviewing executive compensation. There follows an explanation of annual incentive compensation which is governed by a pre-existing mathematical formula, stock based compensation which currently consists of existing awards, and the factors considered in establishing basic cash compensation.

Basic Cash Compensation

     The Committee, in determining basic cash compensation of the executive officers of Mercshares, considers corporate profitability, financial condition, capital adequacy, return on assets and the planned compensation budget for Mercshares. The Committee also considers the performance and compensation levels of other banking institutions as more fully set forth under the caption "1994 Compensation". The Committee does not consider these factors by any formula and does not assign specific weight to any given factor. Instead, the Committee applies its collective business judgment to reach a consensus on compensation fair to Mercshares, its shareholders and its executive officers. Under employment agreements, the basic cash compensation of Messrs. Baldwin, Dodge, Dunn and Topping for any year may not be less than basic cash compensation for the prior year.

Annual Incentive Compensation

     In addition to basic cash compensation, the Committee, in 1981, developed an annual incentive compensation plan, which is based on a preset mathematical formula tied directly to corporate performance and profitability.

     Forty-six executives of Mercshares and its affiliates who are considered by the Committee to have responsibilities that directly affect corporate performance and profitability currently participate in the incentive compensation Plan. Participants in the Plan are chosen annually by the Committee. The Plan has both a long-term and a short-term incentive effect inasmuch as no annual awards are made unless a compounded rate of growth in earnings per share of Mercshares, and/or in net operating income of the affiliate (or unit) employing the participant, in excess of five percent per annum is maintained from the Base Year of the Plan. The maximum potential annual award is subject to attaining a 15 percent annual improvement in such earnings per share or net operating income. As provided in the Plan for 1994, the maximum potential annual award was generally 33 percent of a participant's salary (65 percent in the case of the Chief Executive Officer and 50 percent in the case of the next three most highly compensated officers of Mercshares). However, because Management of Mercshares' affiliates is decentralized, not more than one half of any potential award is based on improvement in Mercshares' earnings per share, and not more than one half is based on improvement in net operating income of the appropriate affiliate (or unit). Incentive cash bonuses attributable to 1992, 1993 and 1994 earnings per share and net operating income were paid to those officers named in the Summary Compensation Table, as reflected under the caption "Bonus", and to other participants.

Stock Based Compensation

     The Executive Stock Appreciation Rights Plan, approved in 1986, the 1985 Stock Option Plan, and the Omnibus Stock Plan, approved in 1990, are Mercshares' stock based compensation plans designed to create a common interest between executives and shareholders on a long-term basis. The purpose of these Plans is to encourage participants to maintain and increase their proprietary interest as shareholders in Mercshares and to benefit from the long-term performance of Mercshares.

     Under the Executive Stock Appreciation Rights Plan, stock appreciation rights, based on the market price of the stock on the date of grant, were granted by the Committee to key executive officers including Messrs. Baldwin, Dodge, Dunn, and Topping, and under the 1985 Stock Option Plan, stock options, based on the market price of the stock on the dates of grant, were issued by the Committee to Messrs. Dunn and Mohler, and to other key employees. Rights were last granted under the Executive Stock Appreciation Rights Plan in 1989 and no rights remain available for issuance. Options under the 1985 Stock Option Plan were last granted in 1989 and the Committee currently does not intend to issue additional options under that Plan, although options are available for issuance.

     On February 27, 1991, stock options, without tandem stock appreciation rights, were granted by the Committee under the Omnibus Stock Plan to 63 key employees, including the executive officers of Mercshares. Exercisability of these options was dependent on certain earnings tests being met. All options granted in 1991 were forfeited because the earnings tests were not met.

1994 Compensation

     The Committee, in determining the 1994 basic cash compensation of the executive officers of Mercshares, considered the factors described in this report.

     H. Furlong Baldwin is Chairman of the Board and Chief Executive Officer of Mercshares and Merc-Safe and, as such, has the ultimate management responsibility for the strategic direction, performance, operating results and financial condition of Mercshares and its affiliates, and the carrying out of corporate policies and procedures. Since 1970, these duties have included the primary responsibility for recommending to the Board of Mercshares the acquisition and establishment of additional affiliates. Douglas W. Dodge, as Vice Chairman of the Board of Mercshares and President and Chief Operating Officer of Merc-Safe, Edward K. Dunn, Jr., as President of Mercshares and a Vice Chairman of the Board of Merc-Safe, Brian B. Topping as Vice President of Mercshares and a Vice Chairman of the Board of Merc-Safe, and Hugh W. Mohler, as an Executive Vice President of Mercshares and Merc-Safe, have the responsibility of assisting in carrying out corporate policies and procedures to assure that the performance, operating results and financial condition objectives are attained.

     The 1994 basic cash compensation of Messrs. Baldwin, Dodge, Dunn and Topping was set in February, 1994. The Committee was aware that incentive compensation payments to the executive officers of Mercshares would be made in 1994 attributable to 1993 performance under the Annual Incentive Compensation Plan, and that the remainder of the options granted under the Omnibus Stock Plan in 1991, potentially exercisable in 1994, were forfeited because the earnings goals established in that Plan were not reached. In addition, no awards were made in 1993 under the 1985 Stock Option Plan or the Omnibus Stock Plan.

     The Committee was aware of 1993 earnings of Mercshares. The Committee reviewed profitability and capital strength ratios (return on assets, equity to assets and return on equity) and loan loss performance ratios (year-end non-performing assets to loans, net charge-offs to average loans, year-end allowance to loans and year-end allowance to non-performing loans) for the years 1988 through 1992 and the quarter ended September 30, 1993 as compared to comparable information for nineteen banking companies with assets from $5 to $10 billion, considered by an independent analyst as Mercshares' peer group. The Committee then compared similar ratios showing profitability, capital adequacy, reserve strength, and asset quality with those of the fifty largest banking institutions in the United States as prepared by that financial analyst. The Committee was aware that, for the second quarter, 1993 (the then most recent quarter for which the following information was published), Mercshares was rated "superior", compared to four other Maryland banking institutions, based on thirty-nine separate financial ratios that depict financial strength and profitability compiled by IDC Financial Publishing, Inc.

     The Committee then compared the compensation of Messrs. Baldwin, Dodge, Dunn and Topping with an independent study published in 1993 reflecting compensation information for 1992 of the thirty-three banks participating in the study and with the compensation of executive officers of five banking institutions, based on 1991, 1992 and 1993 proxy information (the then most currently available), selected as generally comparable to Mercshares in terms of criteria including the nature and quality of operations, or geographic proximity. This latter group included financial institutions having significant income generated by trust and investment activities, high returns on assets and above average return on equity, capital significantly in excess of that required by current federal regulations, and located within a 400 mile radius of Baltimore so as to include companies operating in a comparable economic climate. No target was established in the comparison with this group of institutions.

     The Committee concluded that Mercshares' profitability and capital strength ratios continued to be strong, and that loan loss ratios were favorable, both standing alone and in comparison to the nineteen banking companies constituting the peer group and the fifty largest banking institutions group, and that Mershares' performance, overall, was satisfactory. The Committee determined, however, not to recommend any increase in the base compensation of these four executive officers for the year 1994. The travel allowance for Mr. Baldwin (as disclosed in the Summary Compensation Table), which has been recommended by the Committee and approved by the Boards annually since 1990 as an appropriate corporate expense, was continued. Mr. Mohler, former President and Chief Executive Officer of Peninsula Bank, a wholly-owned affiliate of Mercshares, was elected an Executive Vice President of Mercshares and Senior Vice President of Merc-Safe in March, 1994 at an annual rate of compensation of $232,000 which was his annual rate of compensation at Peninsula Bank. He was elected an Executive Vice President of Merc-Safe in September, 1994, at which time his performance was evaluated and his annual rate of compensation increased to $250,000.

     No awards were made in 1994 under the 1985 Stock Option Plan or the Omnibus Stock Plan.

     In February, 1994, the Committee designated Messrs. Baldwin, Dodge, Dunn, Topping and Mohler as participants for 1994 in the Annual Incentive Compensation Plan. Under the formula requirements of that Plan, based on 1994 earnings per share and net operating income and to the extent that mathematical Plan criteria were met, these five individuals earned incentive cash compensation, paid in 1995, which is included under the caption "Bonus" in the Summary Compensation Table for 1994.

     Mercshares has not adopted a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code since no executive officer currently receives, or has previously received, taxable compensation in excess of $1,000,000 per year. However, it should be noted that the Annual Incentive Compensation Plan and all stock based plans have been approved by Mercshares' stockholders and, in Mercshares' opinion, comply with the provisions of Section 162(m) and regulations issued thereunder, so that such plans are qualified performance based plans under which compensation paid will be deductible.

The Compensation Committee

     Robert D. Kunisch                                     Morris W. Offit
     Christian H. Poindexter                               Donald J. Shepard

                            Calman J. Zamoiski, Jr.
                                    Chairman

     The following line graph compares cumulative total shareholder return on Mercshares Common Stock with the Standard & Poor's 500 Index and the Standard & Poor's Banks Composite Index for the period beginning December 31, 1989, through December 31, 1994. The graph assumes $100 invested at the closing price on December 31, 1989, and the reinvestment of all dividends. Twenty-six of the fifty largest banking institutions whose performance ratios were reviewed, three of the five institutions considered for compensation purposes and nine of the thirty-three institutions participating in the compensation study are included in the S & P Banks Composite Index. None of the nineteen institutions considered as peer institutions of Mercshares whose performance ratios were reviewed is so included. The S & P Banks Composite Index consists, as of December 31, 1994, of seven "Money Center Banks", and twenty-one "Major Regional Banks", each of which is substantially larger than Mercshares.

                               PERFORMANCE GRAPH


                                         1989       1990        1991        1992        1993        1994
                                      ----------  ---------  ----------  ----------  ----------  ----------
Mercshares..........................  $   100.00  $   84.29  $   121.26  $   146.51  $   131.62  $   140.16
S&P Banks Composite
  Index.............................      100.00      70.59      114.03      151.49      168.19      159.73
S&P 500.............................      100.00      96.71      126.08      135.68      149.37      151.40


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Merc-Safe has banking and other relationships, in the ordinary course of business, with a number of its Directors and companies associated with them, including loans to Mr. Zamoiski and Mr. Poindexter and companies associated with them and to Mr. Kunisch. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features. Mr. Baldwin is a director of Baltimore Gas & Electric Company of which Mr. Poindexter is an executive officer, and of OFFITBANK of which Mr. Offit is an executive officer, and Mr. Dunn is a director and member of the compensation committee of Aegon USA, Inc. of which Mr. Shepard is an executive officer.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth certain summary compensation information as to the Chief Executive Officer of Mercshares, and as to the other four most highly compensated executive officers of Mercshares, based on total annual salary and bonus in 1994.

                           Summary Compensation Table


                                                                        Annual Compensation
                                                               --------------------------------------
                     Name and                                                          Other Annual         All Other
                Principal Position                    Year     Salary($)  Bonus($)   Compensation($)   Compensation($)(1)
--------------------------------------------------  ---------  ---------  ---------  ----------------  -------------------
H. Furlong Baldwin................................       1994    650,000    211,250         66,400(2)          39,100
Chairman of the Board                                    1993    648,900    253,100         55,200(2)          30,200
  and Chief Executive Officer                            1992    600,000     36,000         53,400(2)          27,700
Douglas W. Dodge..................................       1994    450,000    112,500             --             29,200
Vice Chairman of the Board                               1993    448,000    133,400             --             24,400
                                                         1992    400,000     12,200             --             22,600
Edward K. Dunn, Jr................................       1994    350,000     87,500             --             71,300
President                                                1993    348,800    105,200             --             12,800
                                                         1992    300,000      9,000             --             12,100
Brian B. Topping..................................       1994    350,000     78,750             --             20,500
Vice President                                           1993    348,800     32,400             --             19,900
                                                         1992    300,000     54,900             --             16,800
Hugh W. Mohler(3).................................       1994    235,500     41,250             --             36,600
Executive Vice President

---------------
(1) Represents cost of group-term life insurance deemed to be employee income under the Internal Revenue Code and contributions made on behalf of the executive officer by Merc-Safe to the Mercshares Thrift Plan and to supplemental thrift and cash balance pension plan arrangements and, as to Mr. Mohler, fees for services as a director of two affiliate banks as follows:


                                                                                      Supplemental
                                              Year     Life Insurance   Thrift Plan      Plans         Fees       Total
                                            ---------  ---------------  -----------  --------------  ---------  ----------
     Mr. Baldwin..........................       1994     $   6,300      $   4,500     $   28,300           --  $   39,100
                                                 1993         6,300          7,100         16,800                   30,200
                                                 1992         6,300          6,900         14,500                   27,700
     Mr. Dodge............................       1994         6,300          7,500         15,400           --      29,200
                                                 1993         6,300         10,100          8,000                   24,400
                                                 1992         6,300          9,900          6,400                   22,600
     Mr. Dunn.............................       1994         2,700          7,500         61,100           --      71,300
                                                 1993         2,700         10,100             --                   12,800
                                                 1992         2,200          9,900             --                   12,100
     Mr. Topping..........................       1994         4,600          7,500          8,400           --      20,500
                                                 1993         4,000         10,100          5,800                   19,900
                                                 1992         4,100          9,900          2,800                   16,800
     Mr. Mohler(3)........................       1994         1,500          7,500         21,100        6,500      36,600

[FN]
(2) Of these amounts $60,000 in 1994, $47,900 in 1993 and $46,200 in 1992 represent travel expenses incurred by Mr. Baldwin.

(3) Since Mr. Mohler did not become an executive officer of Mercshares until March 1994, amounts received in 1993 and 1992 are not included.

Aggregate Options/SAR Table

     The following table sets forth certain information, on an aggregate basis, concerning the exercise of stock appreciation rights and stock options during 1994 by an executive officer named in the Summary Compensation Table, and the December 31, 1994, value of unexercised stock appreciation rights. Stock appreciation rights have value only to the extent that the market value per share of Mercshares Common Stock exceeds, on the date of exercise, the market value per share on the date of grant.

                    Aggregated Option/SAR Exercises in Last
                       Fiscal Year and FY--End SAR Values



                                                                         Number of Securities
                                                                        Underlying Unexercised    Value of Unexercised
                                                                                 SARs              In-the-Money SARs
                                                                            at FY--End (#)         at FY-End ($s)(1)
                                    Shares Acquired    Value Realized   -----------------------  ----------------------
Name                                On Exercise (#)       ($s)(1)             Exercisable             Exercisable
---------------------------------  -----------------  ----------------  -----------------------  ----------------------
Baldwin..........................             --            $     --              75,000              $    397,100
Dodge............................             --                  --              22,500                   119,100
Dunn.............................             --                  --              30,000                   158,900
Topping..........................             --                  --              30,000                   158,900
Mohler(2)........................          2,250              13,039                  --                        --

[FN]
---------------

(1) Share values included in the table represent the fair market value of the shares at the exercise date for exercised options, or at December 31, 1994, for unexercised SARs, less the exercise price of options or the base price of SARs. SAR exercises may be settled in stock, cash, or both, in the discretion of the Compensation Committee.

(2) Mr. Mohler exercised options granted under the 1985 Stock Option Plan for 2,250 shares having an exercise price of $32,242 and a market value of $45,281.

Stock Plans

                    Executive Stock Appreciation Rights Plan

     The 1985 Executive Stock Appreciation Rights Plan was approved by the stockholders at a meeting held April 30, 1986. The plan permits the issuance of stock appreciation rights to senior executives of Mercshares and its affiliates as determined by the Compensation Committee. Each right gives the holder the right to receive, subject to the provisions of the plan, an amount of stock, cash or a combination of stock and cash, equal to any appreciation (between the time of grant and the time of exercise of the right) in the fair market value of one share of Common Stock. Thus, if the fair market value per share of Common Stock is $20.00 on the date the right is issued and, on the date of exercise of the right, the fair market value per share is $25.00, then the holder of the right would be entitled to receive appreciation of $5.00 for each right held. The Compensation Committee determines what, if any, portion of the appreciation is to be paid in cash. Shares issued in payment are issued at the fair market value on the date of exercise. SARs held by the named executive officers as of December 31, 1994, are described in the Aggregated Option/SAR table as "exercisable" SARs.

                             1985 Stock Option Plan

     The 1985 Stock Option Plan was approved by the stockholders at a meeting held April 30, 1986. The Plan permits the Compensation Committee to grant to key employees of Mercshares and its affiliates, as determined by the Committee, incentive stock options (which provide certain tax advantages for optionees who comply with applicable holding periods). The exercise price of all options granted under the 1985 Stock Option Plan is not less than the fair market value of the Common Stock on the date of grant.

     No options under the 1985 Stock Option Plan are outstanding.

                               Omnibus Stock Plan

     The Omnibus Stock Plan was approved by the stockholders at a meeting held April 25, 1990. The Omnibus Stock Plan is intended to supplement and ultimately replace the 1985 Executive Stock Appreciation Rights Plan and the 1985 Stock Option Plan, since under such plans, the rights issuable are fully depleted and options issuable have nearly been depleted.

     The Omnibus Stock Plan permits the Compensation Committee from time to time to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and phantom stock units ("Stock Incentives") to key employees of Mercshares and its affiliates as determined by the Compensation Committee. The Compensation Committee has broad authority to determine the terms and conditions upon which such Stock Incentives may be granted, including, among other things, when they may be granted, their duration and conditions for their exercise and forfeiture.

     No Stock Incentives under the Omnibus Stock Plan are outstanding.

Retirement Agreements and Plans

           Deferred Compensation and Supplemental Pension Agreements

     Messrs. Baldwin, Dodge and Topping have entered into arrangements with Merc-Safe pursuant to which their rates of salary were reduced. In exchange, Merc-Safe intends from time to time to invest certain amounts (approximately the aggregate cumulative salary reduction for the period prior to their respective retirements) in various life insurance and annuity plans and to make future payments to them which will approximate the amounts realized from these investments. The amount and term of future payments to them will vary according to their age at retirement. Alternate provisions have been made for events such as termination, resignation, death or disability prior to retirement, but, assuming retirement at age 65, annual payments for a minimum of fifteen years or until death would approximate $168,000 to Mr. Baldwin, $126,000 to Mr. Dodge, and $176,000 to Mr. Topping (all of which are expected to be funded by the insurance and annuity plan arrangements). In connection with this, they will participate in supplemental pension and thrift plan arrangements whereby they will be eligible to receive (1) benefits in the amounts they would have received had their compensation not been reduced from current levels, and (2) amounts to which they would have been entitled under the Mercshares cash balance pension plan and thrift plan but for the maximum salary, benefit and contribution limitations on defined benefit and contribution plans under the Internal Revenue Code. The amounts deferred in 1994 are included under the caption "Salary" in the Summary Compensation Table.

     Mercshares has entered into a Supplemental Pension Agreement with Mr. Dunn, pursuant to which, assuming retirement at age 65, Mr. Dunn will receive $5,000 per month in addition to any pension received under the Mercshares cash balance pension plan. Alternate provisions are made for events such as termination, resignation, death or disability prior to retirement at age 65. At the time of Mr. Mohler's first employment with a Mercshares' affiliate, a Supplemental Pension Agreement was entered into with him pursuant to which he was granted credit for years of service for time worked for his prior employer.

                           Cash Balance Pension Plan

     Mercshares is sponsor of an employees' cash balance pension plan which a majority of its affiliates have adopted. Each plan participant who was employed on January 1, 1991 (including those individuals named below) was credited under the cash balance pension plan with a frozen accrued benefit representing the benefit he had earned under the plan, determined as of December 31, 1990, and based generally on past service and career average annual compensation. For service on and after January 1, 1991, the cash balance pension plan is designed to maintain separate participant accounts for each eligible employee. These cash balance accounts are credited with annual contribution allocations equal to various percentages of compensation based on years of credited service and age. Interest allocations, tied to a Treasury Bill rate, are also credited annually to these cash balance accounts. Plan benefits paid at retirement to those individuals named below, all of whom were employed on December 31, 1990, will be paid in annuity form and will consist of the sum of their frozen accrued benefits and their cash balance accounts. The Plan does not determine benefits primarily by final average compensation.

     At the plan's normal retirement age of 65, the individuals named below would have the following years of service and estimated annual pension benefits:
Mr. Baldwin, 40 years and $433,000; Mr. Dodge, 27 years and $212,000; Mr. Dunn, 12 years and $109,000; Mr. Topping, 24 years and $183,000 and Mr. Mohler 42 years and $184,000. The amounts shown are the total of estimated payments from the plan and under the supplemental pension arrangements described above.

     Estimated annual pension benefits shown above are presented as straight life annuities for current compensation (including bonus), based on compensation paid in 1994, modified for increases in salary through date of normal retirement based on the plan's internal salary increase assumption. Actual salary increases may differ from such assumption. In addition, maximum salary benefits and pension benefits are limited by the provisions of the Internal Revenue Code, and retirees may elect to receive a form of benefit other than a straight life annuity. Accordingly, the actual pension benefits at retirement may differ significantly from the amounts stated above.

     All other officers of Mercshares participate in the cash balance pension plan. Directors who are not also officers of Mercshares or an affiliate do not participate in the cash balance pension plan.

                     Supplemental Cash Balance Pension Plan

     Mercshares is sponsor of an unfunded, nonqualified, supplemental cash balance pension plan. All employees of Mercshares and its affiliates having compensation for a calendar year in excess of $150,000 (as adjusted under the Internal Revenue Code) and who are approved for participation by the Employee Benefit Committee of Mercshares are eligible participants under this plan except individuals who, on or prior to January 1, 1994, entered into individual deferred compensation agreements under which they may elect to defer a portion of their current compensation. Messrs. Baldwin, Dodge and Topping are not participants in the plan. Messrs. Dunn and Mohler, as well as fifteen other employees of Mercshares and its affiliates, participate in the plan. At the end of a calendar year, the account of each participant is credited with an amount equal to the difference between the amount with which the participant's account under the cash balance pension plan would have been credited but for the compensation limitation imposed by the Internal Revenue Code and the amount actually credited to the participant's account under the cash balance pension plan. In addition, if a participant's benefit under the cash balance pension plan is limited by Section 415 of the Internal Revenue Code and is not already provided for under this plan, an amount equal to the shortfall will be added to the participant's account. At the end of a calendar year (but prior to the above credit), each participant's account is credited with interest equal to the average value of interest rates on 52 week U. S. Treasury Bills, determined pursuant to a fixed formula, but no less than 4% nor more than 12%, until the participant's account is fully distributed. As of December 31, 1994, Mr. Dunn's account was credited with $51,900 and Mr. Mohler's with $18,000. These amounts are included under the caption "All Other Compensation" in the Summary Compensation Table. Generally, an account is distributed after the participant's termination or death, either in a single-sum payment, or in equal annual installments over a period not to exceed ten years.

                                  Thrift Plan

     Mercshares is sponsor of a thrift plan, of the type described in Section 401(k) of the Internal Revenue Code, which a majority of its affiliates have adopted for the benefit of all eligible employees. Those executive officers of Mercshares who are also officers of Merc-Safe participate in the plan. The plan provides that corporate contributions, based on a percentage of an employee's salary, are paid to the employee's thrift plan account. Additionally, employees may elect to defer up to 10% of their salaries by redirecting the deferred amount to their thrift plan accounts, in which case their employers match a portion of the amount deferred. The corporate contributions for 1994 are included under the caption "All Other Compensation" in the Summary Compensation Table. Messrs. Dodge, Dunn, Topping and Mohler elected to defer a percentage of their salaries during 1994. The amounts so deferred are included under the caption "Salary" and the matching contributions are included under the caption "All Other Compensation" in the Summary Compensation Table.

                            Supplemental Thrift Plan

     Mercshares is sponsor of an unfunded, nonqualified supplemental thrift plan. All vice presidents and above who participate in the thrift plan, who have compensation for a calendar year in excess of $150,000 (as adjusted under the Internal Revenue Code) and who are approved for participation by the Employee Benefit Committee of Mercshares are eligible participants under this plan except individuals who, on or prior to January 1, 1994, entered into individual deferred compensation agreements under which they may elect to defer a portion of their current compensation. Messrs. Baldwin, Dodge and Topping are not participants in the plan. Messrs. Dunn and Mohler, as well as fifteen other participants in the thrift plan, participate in this plan. At the end of a calendar year, the account of each participant is credited with an amount equal to 3% of the portion of the participant's compensation for that calendar year that exceeds the above limit. At the end of a calendar year (but prior to the above credit), each participant's account is credited with interest at the per annum rate of 5% except that interest is pro-rated for accounts that terminate in mid-year. As of January 1, 1995, Mr. Dunn's account was credited with $9,200 and Mr. Mohler's with $3,100. These amounts are included under the caption "All Other Compensation" in the Summary Compensation Table. Generally, an account is distributed in a lump sum payment after a participant's termination or death.

Medical Reimbursement Plan

     Mercshares is sponsor of a medical reimbursement plan, of the type described in Section 105 of the Internal Revenue Code, which a majority of its affiliates have adopted for the benefit of all eligible employees. Those executive officers of Mercshares who are also officers of Merc-Safe, except Mr. Baldwin, participate in the plan. The plan provides that employees may reduce their salaries on a pre-tax basis, in amounts determined in advance by them, and redirect those amounts to a medical reimbursement account (MRA). Funds in the MRA then become available to reimburse the employee for certain uninsured medical expenses. Any balance left in an employee's MRA at year end reverts to his employer. Amounts redirected to the MRA for Messrs. Dodge, Dunn, Topping and Mr. Mohler are included under the caption "Salary" in the Summary Compensation Table.

Other Arrangements

                             Employment Agreements

     Mercshares and Merc-Safe have entered into employment agreements with Messrs. Baldwin, Dodge, Dunn, and Topping. Pursuant to these agreements, Mr. Baldwin serves as Chairman of the Board and Chief Executive Officer of Mercshares and Merc-Safe at a base salary of not less than

$650,000 per year; Mr. Dodge serves as Vice Chairman of the Board of Mercshares and President and Chief Operating Officer of Merc-Safe at a base salary of not less than $450,000 per year; Mr. Dunn serves as President of Mercshares and a Vice Chairman of the Board of Merc-Safe at a base salary of not less than $350,000 per year, and Mr. Topping serves as Vice President of Mercshares and a Vice Chairman of the Board of Merc-Safe at a base salary of not less than $350,000 per year. The agreements provide that these base salaries will not be less in any year than in the preceding year. The current terms of the agreements are until February 1, 1997, for Mr. Baldwin, March 31, 1997, for Mr. Dodge, December 31, 1997, for Mr. Dunn, and March 31, 1997, for Mr. Topping. These agreements will extend for periods of three years following each annual anniversary date (but not beyond the normal retirement date of the employee) unless such extension is declined by Mercshares or Merc-Safe or by Messrs. Baldwin, Dodge, Dunn or Topping, respectively. Messrs. Baldwin, Dodge, Dunn and Topping will also be entitled to such other benefits as they may receive under various employee benefit plans including the plans described in this Proxy Statement.

                    Change of Control Termination Agreements

     Mercshares has entered into Change of Control Termination Agreements with Messrs. Baldwin, Dodge, Dunn and Topping and one other executive officer of Mercshares. In the event that during the effective period of the agreement, following a "change of control" of Mercshares, the officer is terminated (prior to his normal retirement date) within three years of a change of control without "cause" or if the officer resigns for "good reason", then such officer is entitled to receive certain cash payments from Mercshares. Payments which may be made under the agreements are limited to the maximum amount (when combined with amounts otherwise payable upon termination) which is deductible by Mercshares under Section 280G of the Internal Revenue Code. Generally, the maximum amount deductible is three times average base annual compensation (including salary, bonus, fringe benefits and deferred compensation) over the last five years. The Change of Control Termination Agreements now have a three year effective period following December 31, 1994, and are renewed automatically each year for an additional one year period (or until the officer's normal retirement if earlier) unless Mercshares refuses such extension. For the purposes of the agreements, a "change of control" means any of the following occurrences: (a) a person or group becomes the beneficial owner of at least 20% of Mercshares Common Stock;
(b) there occur certain specified changes in the composition of the Mercshares Board of Directors; (c) Mercshares' stockholders approve a reorganization, merger, consolidation or statutory share exchange of Mercshares unless after such transaction, holders of the previously outstanding Mercshares Common Stock own more than 50% of the combined voting power of the surviving entity, or (d) a liquidation or dissolution of Mercshares or sale of all or substantially all of the assets of Mercshares. For purposes of these Agreements, termination by Mercshares for "cause" means termination upon (i) an act of personal dishonesty taken by the officer intended to result in substantial personal enrichment of the officer at the expense of Mercshares, (ii) the officer's willful, deliberate and continued failure to perform substantially his duties, which is not remedied after receipt of written notice, or (iii) conviction of a felony. "Good reason" includes the assignment to the officer of any duties inconsistent with his status and position as they exist immediately prior to the change of control, a substantial failure by Mercshares to comply with its obligations to the officer under its employment arrangement with such officer, relocation of the officer's place of employment outside of the Mercshares principal office located in the City of Baltimore, a purported termination of the officer not otherwise permitted under his employment arrangement with Mercshares or the failure of any successor to Mercshares to assume expressly the obligations of the agreement.

Director Fees

     Directors of Mercshares, who are not also officers of Mercshares or its affiliates, are paid a retainer at the annual rate of $12,500 in addition to fees of $750 for each Board meeting and $300 for each Committee meeting attended. Directors who are also officers of Mercshares or its affiliates receive no compensation for attendance at Board or Committee meetings of Mercshares. Mercshares is sponsor of a Directors Deferred Compensation Plan which gives Directors of Mercshares and participating affiliates, who are not also officers of Mercshares, the option to defer the retainer and portions, or all, of their fees. The amount of these fees is invested by Merc-Safe, as agent, and, together with interest earned through investment, is credited to the Director's deferred compensation account to be paid to the Director following the time he ceases to render services as a Director.

Transactions with Directors and Officers

     Certain affiliated banks have had, and expect to have in the future, banking and trust transactions in the ordinary course of business with many of the Directors and officers of Mercshares, and certain of their associates and immediate family members, on substantially the same terms, including interest rates and collateral on loans, and commissions on fiduciary business, as those prevailing at the time for comparable transactions with others. Loans to such persons were made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Coopers & Lybrand, L.L.P., certified public accountants, as the principal auditors for Mercshares for 1995. The stockholders are asked to ratify that appointment.

     A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if the representative desires to do so, and will respond to appropriate questions from stockholders.

     If the stockholders do not ratify the appointment of Coopers & Lybrand, L.L.P., other independent certified public accountants will be selected by the Board upon recommendation of the Audit Committee.

     The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Coopers & Lybrand, L.L.P. as independent certified public accountants to audit the financial statements of Mercshares for 1995.

                         REPORT OF AMENDMENTS TO BYLAWS

     Article XII of the Bylaws provides that the Bylaws may be added to, altered, amended, repealed or suspended by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. Any action of the Board of Directors in adding to, altering, amending, repealing, or suspending the Bylaws must be reported to the stockholders at the next annual meeting and may be changed or rescinded by holders of the stock then outstanding and entitled to vote, by a majority of the votes cast on the question. In no event shall the Board of Directors have any power to amend Article XII.

     Since the last Annual Meeting of Stockholders, the Board of Directors amended the Bylaws, the net effect of which fixed the number of Directors to be elected at 17.

     The Board of Directors has also amended the Bylaws to provide that no business shall be conducted at a special meeting of stockholders except that stated in the notice of meeting and that any stockholder proposing to bring business, including a nomination for election of a Director, before a meeting of stockholders must give prior notice thereof to the Secretary of Mercshares. These provisions, designed to assure advance notice to Mercshares of business to be conducted at meetings of stockholders, will be effective for meetings occurring after the 1995 Annual

Meeting. As to business proposed by any stockholder, written notice must be given to and received by the Secretary of Mercshares not less than 20 days nor more than 30 days prior to the meeting (or, with respect to a proposal required to be included in the Mercshares proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the earlier date such proposal was received). If less than 30 days' public notice of the meeting is given, the stockholder notice must be received by the Secretary within 10 days following notice or publication of the date of the meeting. The notice must include certain information concerning the stockholder, the business the stockholder proposes to bring before the meeting and, in the case of a nomination for election of a Director, the nominee. Such required information will be specified in the proxy materials for each such meeting.

     The Board of Directors has further amended the Bylaws to change the maximum period of time by which a record date may precede a meeting of stockholders, payment of dividend or allotment of other rights from 40 days to 90 days. This change was made to permit more flexibility in conformity with Maryland law.

     The practical effect of Article XII of the Bylaws is to vest in the Directors the power to amend the Bylaws, subject to the right of the stockholders upon their own initiative to change or overrule the action of the Board after receipt of notice. Accordingly, the provisions of the amended Bylaws are summarized above to provide such notice, and no action is required by the stockholders unless a motion is made at the meeting to change or overrule the action of the Board. If such motion were made, a majority of the votes cast on the question would be required for its approval. It may be expected that the holders of the proxies would vote to sustain the action of the Directors.

                       VOTE REQUIRED TO ADOPT RESOLUTIONS

     The election of Directors requires a plurality of votes cast at the meeting.

     The ratification of the appointment of Coopers & Lybrand, L.L.P. as the independent certified public accountants requires the affirmative vote of a majority of the votes cast at the meeting.

     The following principles of Maryland law apply to the voting of shares of Common Stock at the meeting. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum. Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

                          ANNUAL REPORT OF MERCSHARES

     Copies of the Annual Report of Mercshares, for the year ended December 31, 1994, were mailed on or about March 24, 1995, to those persons who were record holders of stock of Mercshares on March 17, 1995, the record date referred to above.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Any proposals of stockholders to be presented for inclusion in Management's proxy materials for the 1996 Annual Meeting of Stockholders must be received by the Secretary of Mercshares at Two Hopkins Plaza, Baltimore, Maryland 21201 on or before November 25, 1995. Such proposals are subject to and must be made in accordance with the proxy regulations under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     Management knows of no other matters which will be presented at the Annual Meeting. However, if other matters are presented, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment in the interest of Mercshares.

     Mercshares will bear the cost of solicitation of proxies and may reimburse persons holding stock in their names, or in the names of their nominees, or otherwise, for reasonable expenses incurred in sending proxies and proxy soliciting materials to their principals. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, or by telephone, or telegram, by the officers and employees of Mercshares, without additional compensation to them.

     Mercshares has retained the firm of Hill and Knowlton to assist in the solicitation activities referred to above for a fee of $5,500 plus expenses.

     ANY STOCKHOLDER EXECUTING THE ENCLOSED PROXY MAY REVOKE SUCH PROXY AT ANY TIME BEFORE IT IS EXERCISED.

                                         JOHN A. O'CONNOR, JR.
                                            Senior Vice President and Secretary

March 24, 1995

    (The information below appears on the front of the Proxy Voting Card.)

                       MERCANTILE BANKSHARES CORPORATION

                                  P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints H. Furlong Baldwin, Douglas W. Dodge and Edward K. Dunn, Jr., and each of them, the proxies of the undersigned, with several powers of substitution, to act and vote at the Annual Meeting of Stockholders of Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, MD 21201 to be held on Wednesday, April 26, 1995, at 10:30 a.m., and at any and all adjournments thereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS. If a Director nominee is unable to serve, the within Proxy may be voted for a substitute nominee.

   Receipt of notice of the meeting and Proxy Statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this Proxy. The undersigned hereby revokes all proxies heretofore given for said meeting and any adjournment thereof.

                      (Continued, and to be signed and dated, on reverse side.)

                                   MERCANTILE BANKSHARES CORPORATION
                                   P.O. BOX 11518
                                   NEW YORK, N.Y. 10203-0518

PAGE
    (The information below appears on the back of the Proxy Voting Card.)

          /      /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors      FOR all nominees   [ ]      WITHHOLD AUTHORITY to vote     [ ]       *EXCEPTIONS  [ ]
                              listed below                for all nominees listed below.

H. Baldwin, T. Bancroft, R. Berndt, J. Block, G. Bunting, D. Dodge, E. Dunn,
B. Jenkins, R. Kunisch, W. McCarthy, M. Offit, C. Poindexter, W. Richardson,
B. Robinson, D. Shepard, B. Topping, C. Zamoiski

*(Instructions: To withhold authority to vote for any individual nominee, mark the Exceptions box and print that nominee's name on the space provided below.)

------------------------------------------------------------------------------

2. Ratification of appointment of Coopers & Lybrand, L.L.P. as the independent certified public accountants for Mercshares.

                                FOR   [ ]        AGAINST   [ ]      ABSTAIN  [ ]


3.  Upon such matters as may properly come before the meeting.

                                                      Address Change
                                                      and/or Comments   [ ]


      Signature(s) should follow exactly the name(s) on the stock certificate. All co-owners should sign. Executors and Administrators may sign as such. Attorneys-in-fact should sign both names. Witness the hand and seal of the undersigned.

      Dated:                               , 1995
             ------------------------------


      -------------------------------------------
                     Signature

      -------------------------------------------


                VOTES MUST BE INDICATED    X
                [X] IN BLACK OR BLUE INK.


SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


PAGE

    (The following two notices are filed pursuant to Rule 14a-6 as possible additional soliciting material.)


                       MERCANTILE BANKSHARES CORPORATION
                               Two Hopkins Plaza
                           Baltimore, Maryland 21201

        To The Stockholders:

        AN IMPORTANT REMINDER . . .

        The Annual Meeting of Stockholders of Mercantile Bankshares Corporation will be held on April 26, 1995.

        Unless you return a proxy card, or attend the meeting and vote in person, your shares will not be voted at this meeting. If your proxy is in the mail, thank you for responding. If not, would you please take the time now to complete and mail the enclosed duplicate proxy card. A postage-paid envelope has been provided for your convenience.

                            YOUR VOTE IS IMPORTANT!
                            PLEASE ACT IMMEDIATELY!

PAGE

                       MERCANTILE BANKSHARES CORPORATION
                               Two Hopkins Plaza
                           Baltimore, Maryland 21201

        To The Stockholders:

        AN IMPORTANT REMINDER . . .

        The Annual Meeting of Stockholders of Mercantile Bankshares Corporation will be held on April 26, 1995.

        Your shares are held in the name of a bank or nominee. Unless we receive a proxy card, your shares will not be voted at this meeting.

        If your proxy is in the mail, thank you for responding. If not, would you please take the time NOW to sign, date and mail your proxy in the enclosed postage-paid envelope.

                            YOUR VOTE IS IMPORTANT!
                            PLEASE ACT IMMEDIATELY!